Exhibit 3.1(b)

                            CERTIFICATE OF AMENDMENT
                                       OF
                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                           TELEX COMMUNICATIONS, INC.

The undersigned, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify as follows:

First: The last Restated Certificate of Incorporation of the Corporation was filed in the Office of the Secretary of State of the State of Delaware on November 20, 2001.

Second: The Board of Directors and the shareholders of the Corporation have authorized the amendment of the Restated Certificate of Incorporation in the following manner. Paragraph 5 of the Restated Certificate of Incorporation of the Corporation is amended by striking the text thereof in its entirety and substituting in lieu thereof the following:

                  "The Corporation shall have authority to issue (i) 25 million shares of Common Stock, par value of $0.01 per share (the "Common Stock"); (ii) 900 shares of Series A Preferred Stock, par value $0.01 per share (the "Series A Preferred Stock"); and (iii) five million shares of Series B Preferred Stock, par value $0.01 per share (the "Series B Preferred Stock")."

Third: As of October 24, 2001, in the manner prescribed by Section 141 of the General Corporation Law of the State of Delaware and pursuant to authority conferred upon the Board of Directors by the Restated Certificate of Incorporation of the Corporation and the provisions of Section 242 of the General Corporation Law of the State of Delaware, the following resolutions were adopted by the Board of Directors of the Corporation authorizing the issuance of a series of Preferred Stock:

                                      * * *

                            Series A Preferred Stock

      Resolved, that pursuant to the authority vested in the Board of Directors of the Corporation in accordance with its Certificate of Incorporation, a series of Preferred Stock of the Corporation be, and it hereby is, created and that such shares shall have the following designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations, or restrictions thereof:

                    Terms, Conditions and Designations of the
               Series A Preferred Stock, par value $0.01 per share

(1)   Number of Shares Authorized.

      The Corporation shall be authorized to issue up to 900 shares of Series A Preferred Stock, par value $0.01 per share (the "Series A Preferred Stock").

(2)   Dividends on the Series A Preferred Stock.

            (a) The holders of Series A Preferred Stock shall be entitled to receive ratably such dividends and distributions as may from time to time be declared on the Series A Preferred Stock by the Board of Directors out of funds legally available therefor.

            (b) No dividends or distributions shall be declared or paid on the Common Stock unless an equal amount per share is declared and paid on the shares of the Series A Preferred Stock. However, if the "Contribution Transactions" described in the Consent Solicitation and Exchange Offering Memorandum (as defined in Paragraph (4) below) are accomplished, or if the Corporation elects to terminate the "Exchange Offer" described in the Consent Solicitation and Exchange Offering Memorandum without accepting any tenders of Senior Subordinated Notes (as defined in Paragraph (4) below), the aggregate amount of all such dividends and distributions allocable thereafter to the Series A Preferred Stock will be limited to 25% of the aggregate of such dividends and distributions payable with respect to the Series A Preferred Stock and the Common Stock (the Series A Preferred Stock and the Telex Common Stock to be treated as one class for such purpose).

(3)   Liquidation Preference.

            (a) In the event of any liquidation, dissolution or winding up of the Corporation (a "Liquidation Event"), whether voluntarily or involuntarily, the holders of the Series A Preferred Stock shall be entitled to receive prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of Common Stock, an amount equal to the then stated par value per share of Series A Preferred Stock (currently $0.01 per share) (the "Series A Preferred Stock Liquidation Preference"). All of the Series A Preferred Stock Liquidation Preference to be paid to the holders of the Series A Preferred Stock under this Paragraph (3) shall be paid or set apart for payment before the payment or setting apart for payment of any amount for, or the distribution of any assets or funds of the Corporation to, the holders of the Common Stock in connection with such Liquidation Event. After payment of the Series A Preferred Stock Liquidation Preference on the Series A Preferred Stock, the holders of the Series A Preferred Stock shall participate in all distributions of the assets of the Corporation on an equal per share basis with the Common Stock and all other classes of the capital stock of the Corporation which are not preferred or senior to the Series A Preferred Stock with respect to distributions in connection with a Liquidation Event. However, if the Contribution Transactions are accomplished, or if the Corporation elects to terminate the Exchange Offer without accepting any tenders of Senior Subordinated Notes, the aggregate amount of all such distributions allocable thereafter to the Series A Preferred Stock will be limited to 25% of the aggregate of such distributions payable with respect to the Series A Preferred Stock and the Common Stock (the Series A Preferred Stock and the Common Stock to be treated as one class for such purpose).


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
            (b) The Corporation shall be authorized to issue from time to time shares of capital stock which may be preferred or senior to, or which may rank pari passu with, the Series A Preferred Stock in connection with any Liquidation Event.

(4)   Voting Rights.

            (a) Restructuring Transactions. The holders of the Series A Preferred Stock shall have the right to vote with the holders of the Common Stock (the Series A Preferred Stock and the Common Stock to be treated as one class for such purpose) with respect to the "Restructuring Transactions" to be effected, or heretofore effected, pursuant to, and as described in, the Amended and Supplemented Consent Solicitation and Exchange Offering Memorandum dated October 24, 2001 of the Corporation (the "Consent Solicitation and Exchange Offering Memorandum"). The aggregate vote which the holders of the Series A Preferred Stock shall have with respect to the Restructuring Transactions (including without limitation this Amendment of the Restated Certificate of Incorporation and the by-laws of the Corporation prior to or in connection with the closing of the Restructuring Transactions) shall represent 90% of aggregate votes entitled to be cast by the holders of the Series A Preferred Stock and the Common Stock (the Series A Preferred Stock and the Common Stock to be treated as one class for such purpose) with respect to the Restructuring Transactions. The vote of holders of a majority of the shares of the Common Stock and the Series A Preferred Stock (voting together as one class) shall be necessary to approve, and shall be sufficient to approve, the Restructuring Transactions. Holders (the "Holders") of the Corporation's 10-1/2% Senior Subordinated Notes due 2007 and 11% Senior Subordinated Notes due 2007 (together the "Senior Subordinated Notes") who tender their Senior Subordinated Notes in the "Exchange Offer" (as defined and described in the Consent Solicitation and Exchange Offering Memorandum) shall be deemed to have tendered their Series A Preferred Stock and to have voted in favor of the Restructuring Transactions as aforesaid. Each holder of the Series A Preferred Stock (including without limitation any Holders who have not tendered their Senior Subordinated Notes in the Exchange Offer) shall be deemed to have voted in favor of the Restructuring Transactions provided that the holders of a majority of the Series A Preferred Stock have voted as a class in favor of the Restructuring Transactions. Holders who have tendered their Series A Preferred Stock shall be deemed to have voted their shares of Series A Preferred Stock in favor of this Amendment of the Restated Certificate of Incorporation and any amendment of the by-laws of the Corporation as may be determined by the officers of the Corporation to be necessary or desirable to effect the terms of the Series A Preferred Stock or to effect the Restructuring Transactions.

            (b) Voting Rights Generally. The holders of the Series A Preferred Stock shall have the right to vote (one vote per share of Series A Preferred Stock) with the holders of the Common Stock and any other class or series of the capital stock of the Corporation entitled to vote (the Series A Preferred Stock, the Common Stock and any such other class or series of the capital stock to be treated as one class for such purpose, unless the terms of any such other class or series of the capital stock shall provide that any such other class or series of the capital stock shall have additional or special voting rights) for the election of the directors of the Corporation and on all other matters submitted from time to time to the shareholders of the Corporation. However, if the Contribution Transactions are accomplished, or if Telex elects to terminate the Exchange Offer without accepting any tenders of Senior Subordinated Notes, the aggregate vote which the holders of the Series A Preferred Stock will thereafter have with respect to the election of directors and all such other matters will represent only 25% of aggregate votes entitled to be cast by the holders of the Series A Preferred Stock and the Common Stock (the Series A Preferred Stock and the Common Stock to be treated as one class for such purpose) for the election of directors.

(5)   Conversion.

            (a) Conversion at the Election of the Corporation. At the election of the Corporation made with respect to all of the Series A Preferred Stock then outstanding, the Series A Preferred Stock shall convert into shares of the Common Stock of the Corporation. If converted as aforesaid, each share or fractional share of the Series A Preferred Stock shall convert into one share (the "Series A Preferred Stock Conversion Ratio") or equivalent fractional share, as the case may be, of the Common Stock. Such conversion shall be effective as of the date determined by the Board of Directors to be the conversion date (the "Conversion Date") and without the necessity of any notice to, or the approval or action of, the holders of the Series A Preferred Stock.

            (b) (i) Adjustments for Stock Dividends, Subdivisions, Combinations or Consolidations of Common Stock. In the event the outstanding shares of Common Stock shall be subdivided (by stock dividend, stock split or otherwise) into a greater number of shares of Common Stock, the Series A Preferred Stock Conversion Ratio then in effect shall, concurrently with the effectiveness of such subdivision, be proportionately decreased. In the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the Series A Preferred Stock Conversion Ratio then in effect shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

                  (ii) Adjustments for Reclassification, Exchange and Substitution. If the Common Stock issuable upon conversion of any Series A Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for above), then and in each such event each share of such Series A Preferred Stock shall thereafter be convertible into the kind and amount of shares of stock and other securities and property receivable upon such reorganization or reclassification or other change by holders of the number of shares of Common Stock that would have been subject to receipt by the holders upon conversion of the such Series A Preferred Stock immediately before that change, all subject to further adjustment as provided herein.

            (c) Mechanics of Conversion. In the event that the Series A Preferred Stock is then evidenced by certificates therefor, before any holder of Series A Preferred Stock shall be entitled to receive certificates for shares of the Common Stock into which the Series A Preferred Stock is converted, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series A Preferred Stock. Shares of the Common Stock issued upon conversion of the Series A Preferred Stock shall be issued and registered only in the name of the record holders of the Series A Preferred Stock. Any conversion of the Series A Preferred Stock shall be deemed to have been made as of 12:01 o'clock AM (New York City time) on the Conversion Date.

            (d) Certain Taxes. The Corporation shall pay any issue or transfer taxes payable in connection with the conversion of any shares of Series A Preferred Stock; provided, however, that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the shares of Series A Preferred Stock which are being converted.

(6)   No Preemptive Rights, Etc.

      The holders of shares of Series A Preferred Stock shall have no preemptive, conversion, redemption, subscription or similar rights.

(7)   Certificates and Stock Transfer Records.

      The Corporation shall have no obligation to issue certificates evidencing the Series A Preferred Stock. The Corporation shall maintain a stock transfer record for the Series A Preferred Stock at the principal executive offices of the Corporation or, in lieu thereof, may appoint a stock transfer agent and registrar for the Series A Preferred Stock. Transfers, to the extent permitted, shall be made solely upon the execution by the transferor and the transferee of documentation satisfactory to the Corporation, including without limitation such documentation as shall be required pursuant to the provisions of Paragraph (8) below.

(8)   Restricted Securities.

            (a) No transfer of shares of the Series A Preferred Stock will be permitted unless: (i) the Series A Preferred Stock is registered under the Securities Act of 1933, as amended and in effect from time to time (the "Securities Act"); or (ii) an exemption from registration under the Securities Act and applicable state and other securities laws is available in the opinion of counsel to the Corporation and the Corporation shall have otherwise consented to such transfer in reliance upon such exemption. The Corporation shall have no obligation to effect any such registration or to permit any such transfer.

            (b) If the Corporation shall issue certificates evidencing the Series A Preferred Stock, each such certificate shall bear the following restrictive legend so long as, in the opinion of counsel to the Corporation, the shares of Series A Preferred Stock evidenced by such certificate are "restricted securities" (as defined the rules and regulations of the U.S. Securities and Commission):

            "The securities represented hereby have not been issued pursuant to any registration or similar filing, listing or prospectus or document delivery requirements under the laws of any jurisdiction or the rules, regulations or guidelines of any stock exchange or quotation system. No transfer of the securities represented hereby may be made without compliance with any of the foregoing, unless an exemption thereunder is available in the opinion of counsel for the Corporation."

                                      * * *

Fourth: As of November 20, 2001, in the manner prescribed by Section 141 of the General Corporation Law of the State of Delaware and pursuant to authority conferred upon the Board of Directors by the Restated Certificate of Incorporation of the Corporation and the provisions of Section 242 of the General Corporation Law of the State of

            Delaware, the following resolutions were adopted by the Board of Directors of the Corporation authorizing the issuance of a series of Preferred Stock:

                                      * * *

                            Series B Preferred Stock

      Resolved, that pursuant to the authority vested in the Board of Directors of the Corporation in accordance with its Certificate of Incorporation, a series of Preferred Stock of the Corporation be, and it hereby is, created and that such shares shall have the following designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations, or restrictions thereof:

                    Terms, Conditions and Designations of the
               Series B Preferred Stock, par value $0.01 per share

(1)   Number of Shares Authorized.

      The Corporation shall be authorized to issue up to five million shares of Series B Preferred Stock, par value $0.01 per share (the "Series B Preferred Stock").

(2)   Dividends on the Series B Preferred Stock.

            (a) The holders of Series B Preferred Stock shall be entitled to receive ratably such dividends and distributions as may from time to time be declared on the Series B Preferred Stock by the Board of Directors out of funds legally available therefor.

            (b) No dividends or distributions shall be declared or paid on the Common Stock or the Series A Preferred Stock unless an equal amount per share is declared and paid on the shares of the Series B Preferred Stock.

(3)   Liquidation Preference.

            (a) In the event of any liquidation, dissolution or winding up of the Corporation (a "Liquidation Event"), whether voluntarily or involuntarily, the holders of the Series B Preferred Stock shall be entitled to receive prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of Common Stock or the holders of the Series A Preferred Stock, an amount equal to the then stated par value per share of Series B Preferred Stock (currently $0.01 per share) (the "Series B Preferred Stock Liquidation Preference"). All of the Series B Preferred Stock Liquidation Preference to be paid to the holders of the Series B Preferred Stock under this Paragraph (3) shall be paid or set apart for payment before the payment or setting apart for payment of any amount for, or the distribution of any assets or funds of the Corporation to, the holders of the Common Stock or the holders of the Series A Preferred Stock in connection with such Liquidation Event. After payment of the Series B Preferred Stock Liquidation Preference on the Series B Preferred Stock, the holders of the Series B Preferred Stock shall participate in all distributions of the assets of the Corporation on an equal per share basis with the Common Stock and all other classes of the capital stock of the Corporation which are not preferred or senior to the Series B Preferred Stock with respect to distributions in connection with a Liquidation Event.

            (b) The Corporation shall be authorized to issue from time to time shares of capital stock which may be preferred or senior to, or which may rank pari passu with, the Series B Preferred Stock in connection with any Liquidation Event.

(4)   Voting Rights.

      The holders of the Series B Preferred Stock shall have the right to vote (one vote per share of Series B Preferred Stock) with the holders of the Common Stock and any other class or series of the capital stock of the Corporation entitled to vote (the Series B Preferred Stock, the Common Stock and any such other class or series of the capital stock to be treated as one class for such purpose, unless the terms of any such other class or series of the capital stock shall provide that any such other class or series of the capital stock shall have additional or special voting rights) for the election of the directors of the Corporation and on all other matters submitted from time to time to the shareholders of the Corporation

(5)   Conversion.

            (a) Conversion at the Election of the Corporation. At the election of the Corporation made with respect to all of the Series B Preferred Stock then outstanding, the Series B Preferred Stock shall convert into shares of the Common Stock of the Corporation. If converted as aforesaid, each share or fractional share of the Series B Preferred Stock shall convert into one share (the "Series B Preferred Stock Conversion Ratio") or equivalent fractional share, as the case may be, of the Common Stock. Such conversion shall be effective as of the date determined by the Board of Directors to be the conversion date (the "Conversion Date") and without the necessity of any notice to, or the approval or action of, the holders of the Series B Preferred Stock.

            (b) (i) Adjustments for Stock Dividends, Subdivisions, Combinations or Consolidations of Common Stock. In the event the outstanding shares of Common Stock shall be subdivided (by stock dividend, stock split or otherwise) into a greater number of shares of Common Stock, the Series B Preferred Stock Conversion Ratio then in effect shall, concurrently with the effectiveness of such subdivision, be proportionately decreased. In the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the Series B Preferred Stock Conversion Ratio then in effect shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

                  (ii) Adjustments for Reclassification, Exchange and Substitution. If the Common Stock issuable upon conversion of any Series B Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for above), then and in each such event each share of such Series B Preferred Stock shall thereafter be convertible into the kind and amount of shares of stock and other securities and property receivable upon such reorganization or reclassification or other change by holders of the number of shares of Common Stock that would have been subject to receipt by the holders upon conversion of the such Series B Preferred Stock immediately before that change, all subject to further adjustment as provided herein.

            (c) Mechanics of Conversion. In the event that the Series B Preferred Stock is then evidenced by certificates therefor, before any holder of Series B Preferred Stock shall be entitled to receive certificates for shares of the Common Stock into which the Series B Preferred Stock is converted, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series B Preferred Stock. Shares of the Common Stock issued upon conversion of the Series B Preferred Stock shall be issued and registered only in the name of the record holders of the Series B Preferred Stock. Any conversion of the Series B Preferred Stock shall be deemed to have been made as of 12:01 o'clock AM (New York City time) on the Conversion Date.

            (d) Certain Taxes. The Corporation shall pay any issue or transfer taxes payable in connection with the conversion of any shares of Series B Preferred Stock; provided, however, that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the shares of Series B Preferred Stock which are being converted.

(6)   No Preemptive Rights, Etc.

      The holders of shares of Series B Preferred Stock shall have no preemptive, conversion, redemption, subscription or similar rights.

(7)   Certificates and Stock Transfer Records.

      The Corporation shall maintain a stock transfer record for the Series B Preferred Stock at the principal executive offices of the Corporation or, in lieu thereof, may appoint a stock transfer agent and registrar for the Series B Preferred Stock. Transfers, to the extent permitted, shall be made solely upon the execution by the transferor and the transferee of documentation satisfactory to the Corporation, including without limitation such documentation as shall be required pursuant to the provisions of Paragraph (8) below.

(8)   Restricted Securities.

            (a) No transfer of shares of the Series B Preferred Stock will be permitted unless: (i) the Series B Preferred Stock is registered under the Securities Act of 1933, as amended and in effect from time to time (the "Securities Act"); or (ii) an exemption from registration under the Securities Act and applicable state and other securities laws is available in the opinion of counsel to the Corporation and the Corporation shall have otherwise consented to such transfer in reliance upon such exemption. The Corporation shall have no obligation to effect any such registration or to permit any such transfer.

            (b) If the Corporation shall issue certificates evidencing the Series B Preferred Stock, each such certificate shall bear the following restrictive legend so long as, in the opinion of counsel to the Corporation, the shares of Series B Preferred Stock evidenced by such certificate are "restricted securities" (as defined the rules and regulations of the U.S. Securities and Commission):

            "The securities represented hereby have not been issued pursuant to any registration or similar filing, listing or prospectus or document delivery requirements under the laws of any jurisdiction or the rules, regulations or guidelines of any stock exchange or quotation system. No transfer of the securities represented hereby may be made without compliance with any of the foregoing, unless an exemption thereunder is available in the opinion of counsel for the Corporation."

                                      * * *

Fifth: That this Certificate of Amendment to the Restated Certificate of Incorporation was authorized by the vote of the Board of Directors of the Corporation entitled to vote thereunder and the vote of the shareholders of the Corporation entitled to vote thereon.

      In witness whereof, the Corporation has caused this Certificate of Amendment to the Restated Certificate of Incorporation of the Corporation to be signed by its President and its Secretary on the 20th day of November, 2001.

Attest:                                  Telex Communications, Inc.


/S/ Kristine L. Bruer                    By:  /S/ Richard J. Pearson
------------------------------------          ----------------------------------
    Kristine L. Bruer                         Richard J. Pearson
    Assistant Secretary                       Vice President and Chief Financial
                                              Officer


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